Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139749) of AT&T Inc. of our report dated June 22, 2007 relating to the financial statements and the supplemental schedule of the BellSouth Savings and Security Plan, which appears in this Form 11-K.

/s/ McConnell & Jones LLP

Houston, Texas

June 29, 2007

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